EXHIBIT (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 14, 2003, relating to the financial statements and financial highlights of the Eaton Vance Small-Cap Growth Fund (formerly Eaton Vance Small Company Growth Fund) (the "Fund") and of our report dated February 14, 2003 relating to the financial statements and supplementary data of the Small-Cap Growth Portfolio (formerly Small Company Growth Portfolio), which appear in the December 31, 2002 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of the Fund dated May 1, 2003 and under the heading "Other Service Providers" in the Statement of Additional Information of the Fund dated May 1, 2003 which are incorporated by reference into the Registration Statement.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

July 8, 2003
Boston, Massachusetts